February 13, 2001

Security Benefit Life Insurance Company
700 SW Harrison Street
Topeka, KS 66636-0001

Re:  Variflex
     File Nos.:  811-3957 and 2-89328
     Post-Effective Amendment Nos.:  24 and 23

Dear Sir/Madam:

This letter is with reference to the Registration Statement of Variflex of which
Security Benefit Life Insurance  Company  (hereinafter  "SBL") is the Depositor.
Said  Registration  Statement  is being filed with the  Securities  and Exchange
Commission for the purpose of registering the variable annuity  contracts issued by SBL and the  interests in Variflex  under such  variable  annuity  contracts, which will be sold pursuant to an indefinite registration.

I have examined the Articles of Incorporation  and Bylaws of SBL, minutes of the meetings of its Board of Directors and other records,  and pertinent  provisions of the Kansas  insurance laws,  together with applicable  certificates of public officials  and  other  documents,  which I have  deemed  relevant.  Based on the foregoing, it is my opinion that:

1.  SBL is duly organized and validly existing as a stock life insurance company under the laws of Kansas.

2.  Variflex has been validly  created as a Separate  Account in accordance with the pertinent provisions of the insurance laws of Kansas.

3.  SBL has the power,  and has validly and legally  exercised it, to create and issue the variable annuity  contracts which are  administered  within and by means of Variflex.

4.  The  amount  of  variable  annuity  contracts  to be  sold  pursuant  to the indefinite registration,  when issued, will represent binding obligations of
    SBL in accordance  with their terms providing said contracts were issued for the considerations  set forth therein and evidenced by appropriate  policies and certificates.

I hereby consent to the inclusion in the Registration  Statement of my foregoing opinion.

Respectfully submitted,

AMY J. LEE

Amy J. Lee
Associate General Counsel and Vice President
Security Benefit Life Insurance Company